UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                  IDACORP, Inc.
                (Name of Registrant as Specified in its Charter)

                                   ----------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                [LOGO]IDACORP(R)

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         May 18, 2006, AT BOISE, IDAHO

                                                                 April 10, 2006

TO THE SHAREHOLDERS OF IDACORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of IDACORP, Inc. ("IDACORP") will be held on May 18, 2006 at 10:00 a.m. local time at the Idaho Power Company Corporate Headquarters Building, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

     1.   to elect three Directors of IDACORP for a three year term;

     2. to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for IDACORP for the fiscal year ending December 31, 2006; and

     3. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

     Common shareholders of record of IDACORP at the close of business on March 30, 2006, are entitled to vote at the meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE YOUR PROXY PROMPTLY. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.

                                     By Order of the Board of Directors
                                     Thomas R. Saldin
                                     Corporate Secretary

                  TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES
IF YOU OWN IDACORP COMMON STOCK OTHER THAN THE SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING. PLEASE VOTE EACH PROXY RECEIVED.

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
Notice of Annual Meeting of Shareholders ...........................................   1
Proxy Statement ....................................................................   3
 General Information ...............................................................   3
 Cost and Method of Solicitation ...................................................   3
 Matters to be Voted Upon ..........................................................   3
 Record Date .......................................................................   3
 Outstanding Voting Securities .....................................................   3
 Voting ............................................................................   3
 Secret Ballot .....................................................................   4
 Election of Directors .............................................................   4
 The Board of Directors and Committees .............................................   7
 Corporate Governance ..............................................................   9
 Ratification of Appointment of Independent Registered Public Accounting Firm ......  11
 Report of the Audit Committee of the Board of Directors ...........................  12
 Independent Accountant Billings ...................................................  13
 Other Business ....................................................................  13
 Security Ownership of Directors and Executive Officers ............................  14
 Section 16(a) Beneficial Ownership Reporting Compliance ...........................  15
 Compensation of Directors and Executive Officers ..................................  16
   Report of the Compensation Committee of the Board of Directors
    on Executive Compensation ......................................................  16
   Summary Compensation Table ......................................................  21
   Option/SAR Grants in Fiscal Year 2005 ...........................................  22
   Aggregated Option/SAR Exercises in Last Fiscal Year and
    Fiscal Year-End Option/SAR Values ..............................................  22
   Director Compensation ...........................................................  23
   Employment Contracts and Change of Control Agreements ...........................  23
   Performance Graph ...............................................................  25
   Retirement Benefits .............................................................  26
 Annual Report .....................................................................  27
 Shared Address Shareholders .......................................................  27
 2007 Annual Meeting of Shareholders ...............................................  27

Exhibits

 Exhibit A  Independence Standards - Excerpt from Corporate Governance Guidelines .. A-1
 Exhibit B  Audit Committee Policy For Pre-Approval of Independent Auditor Services  B-1
 Exhibit C  IDACORP Audit Committee Charter ........................................ C-1

                                 PROXY STATEMENT
                                  IDACORP, Inc.
                             1221 West Idaho Street
                                  P. O. Box 70
                               Boise, Idaho 83707

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about April 10, 2006 and are provided to the shareholders of IDACORP in connection with the solicitation of proxies on behalf of the Board of Directors of IDACORP for use at the 2006 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment or adjournments thereof. The Annual Meeting is scheduled to be held on May 18, 2006, at 10:00 a.m., local time, at the Idaho Power Company Corporate Headquarters Building, 1221 West Idaho Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

     The cost of soliciting proxies will be paid by IDACORP. In order to be assured that a quorum of outstanding shares will be represented at the meeting, proxies may be solicited by officers and employees of IDACORP, personally or by telephone, telegraph, fax, mail or other electronic means, without extra compensation. In addition, the solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Georgeson Shareholder Communications, Inc. at a cost of approximately $4,500 plus out-of-pocket expenses. IDACORP will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

     As of April 10, 2006, the only known business to be presented at the Annual Meeting is as follows: (1) the election of three Directors and (2) the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2006.

RECORD DATE

     The Board of Directors has fixed March 30, 2006 as the date for the determination of shareholders of IDACORP entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on March 30, 2006 will be entitled to vote at the Annual Meeting.

OUTSTANDING VOTING SECURITIES

     The outstanding voting securities of IDACORP as of the record date for the Annual Meeting are 42,790,242 shares of common stock, without par value, each share being entitled to one vote.

VOTING

     Shareholders of record may vote their proxies by telephone, through the Internet or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

     Shareholders whose shares are held by a bank or broker may be able to vote by telephone or through the Internet. Follow the instructions you receive from your bank or broker.

     Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies; such charges must be paid by the shareholder.

     IDACORP has been advised by counsel that the procedures for Internet and telephone voting are consistent with the requirements of applicable law.

     Under the Idaho Business Corporation Act, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Assuming a quorum is present, the following votes are required for approval of each proposal at the Annual Meeting:

       (i) Proposal No. 1 - Directors of IDACORP are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results.

       (ii) Proposal No. 2 - the ratification of the selection of an independent registered public accounting firm for IDACORP for 2006 is approved if the votes cast in favor exceed the votes cast opposing ratification.

     If no direction is given by a shareholder, properly executed proxies received will be voted FOR Proposal No. 1, election of the nominees for Directors, and FOR Proposal No. 2, ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2006.

     A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610, and received prior to the meeting.

SECRET BALLOT

     It is the policy of IDACORP that all proxies received for the Annual Meeting that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to IDACORP representatives or to any third party. Proxies received are returned to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by or reported to IDACORP except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote, (iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission or (iv) to respond to shareholders who have written comments on their proxies.

                           1. ELECTION OF DIRECTORS

     IDACORP's Board of Directors consists of 11 members. IDACORP's Articles of Incorporation, as amended, provide that Directors are elected for three-year terms, with approximately one-third of the Board of Directors elected at each annual meeting of shareholders. The three Directors standing for election for the IDACORP Board of Directors at the Annual Meeting are identified below as nominees for election with terms to expire in the year 2009. All nominees are currently Directors of IDACORP.

     Jan B. Packwood, President and Chief Executive Officer of IDACORP, has announced his retirement, effective July 1, 2006. The Corporate Governance Guidelines require the Chief Executive Officer to tender his resignation as a director when he tenders a resignation or retirement notice to the Board, or leaves that position for any other reason. On March 16, 2006, Mr. Packwood tendered his resignation as a director to the Board. The Board of Directors determined not to accept Mr. Packwood's resignation, preferring instead to request that he continue to serve as a director. Mr. Packwood expressed a willingness to do so, and he will therefore stand for re-election to the Board at this meeting.

     Unless otherwise instructed, proxies received will be voted in favor of the election of the Director nominees. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more should be unable to do so, the proxies will be voted for nominees selected by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION - TERMS EXPIRE 2009

GARY G. MICHAEL ..........   Former Chairman of the Board and Chief Executive Officer (1991-2001)
                             of Albertson's, Inc. (food-drug retailer); director of The Clorox Company
                             (manufacturer and marketer of household products) (since 2001); Office
                             Max (distributor of business and retail office products, including office supplies, paper, technology products and services, and furniture) (since
                             2004); Harrah's Entertainment, Inc. (casino entertainment) (since 2001);
                             Questar Corporation (integrated natural gas company) (since 1994);
                             Questar Gas (provider of retail natural gas-distribution services) (since
                             1994); Questar Pipeline (interstate gas transportation and storage)
                             (since 2002); Graham Packaging Company (designer and manufacturer of customized plastic containers) (Advisory Board) (since 2002); director of the following IDACORP subsidiaries: Idaho Power Company since
                             2001; director of IDACORP since 2001. Age 65

PETER S. O'NEILL .........   Former Chairman of O'Neill Enterprises L.L.C. (developer of planned communities) (1990-2004); director of Building Materials Holding
                             Corporation (provider of construction services, manufactured building components and materials to professional residential builders and contractors) (since 1993); director of the following IDACORP subsidiaries:
                             Idaho Power Company since 1995 and IDACORP Financial Services, Inc.
                             since 1999; director of IDACORP since 1998. Age 69

JAN B. PACKWOOD ..........   President and Chief Executive Officer of IDACORP (since 1999);
                             formerly Chief Executive Officer of Idaho Power Company (2002-2005);
                             President and Chief Executive Officer (1999-2002); President and Chief
                             Operating Officer (1997-1999); Executive Vice President (1996-1997)
                             and Vice President - Bulk Power (1989-1996); director of the following
                             IDACORP subsidiaries: Idaho Power Company since 1997, Idaho
                             Energy Resources Company since 1990, IDACORP Financial Services,
                             Inc. since 1997, Ida-West Energy Company since 1999, IDACOMM since 2002, IDACORP Technologies, Inc. since 1999; director of
                             IDACORP since 1998. Age 63

CONTINUING DIRECTORS - TERMS EXPIRE 2008

JACK K. LEMLEY ...........   Director of Lemley & Associates, Inc. (management consulting company) (since 1987); Chairman of London 2012 Olympic Delivery
                             Authority (since 2005); formerly Chairman of the Board and Chief
                             Executive Officer and a director of American Ecology Corporation
                             (provider of environmental services to producers and handlers of hazardous, toxic and radioactive wastes) (1995-2001); director of the following IDACORP subsidiaries: Idaho Power Company since 1995 and
                             IDACORP Technologies, Inc. since 2000; director of IDACORP since
                             1998. Age 71

RICHARD G. REITEN ...........   Former Chairman of the Board of Northwest Natural Gas Company
                                (provider of natural gas in Oregon and southwest Washington) (2000-
                                2005), President and Chief Executive Officer (1997-2003), President
                                and Chief Operating Officer (1995-1997); former President and Chief
                                Operating Officer of Portland General Electric (electric public utility)
                                (1992-1995); former President of Portland General Corp. (1989-1992);
                                director of Northwest Natural Gas Company (since 2000); U.S. Bancorp
                                (banking services) (since 1998); Building Materials Holding Corp.
                                (provider of construction services, manufactured building components and materials to professional residential builders and contractors) (since
                                2001) and National Fuel Gas Company (diversified energy company providing interstate natural gas transmission and storage) (since 2004);
                                director of the following IDACORP subsidiaries: Idaho Power Company since 2004 and IDACORP Technologies, Inc. since 2004; director of
                                IDACORP since 2004. Age 66

JOAN H. SMITH ...............   Self-employed consultant (consulting on regulatory strategy and telecommunications) (since 2003); former Oregon Public Utility
                                Commissioner (1990-2003); affiliate director with Wilk & Associates/
                                LECG LLP (public consulting organization) (since 2003); director of the following IDACORP subsidiaries: Idaho Power Company since 2004 and
                                IDACOMM since 2004; director of IDACORP since 2004. Age 63

THOMAS J. WILFORD ...........   President of Alscott, Inc. (real estate development and other investments)
                                (since 1993); Chief Executive Officer of J.A. and Kathryn Albertson
                                Foundation, Inc. (family foundation committed and striving to be a catalyst for positive educational change) (since 2003) and formerly President
                                (1995-2003); director of the following IDACORP subsidiaries: Idaho
                                Power Company since 2004; director of IDACORP since 2004. Age 63

CONTINUING DIRECTORS - TERMS EXPIRE 2007

ROTCHFORD L. BARKER .........   Private Investor; Director, American Ecology Corporation (provider of environmental services to producers and handlers of hazardous, toxic and radioactive wastes) (since 1996); Member and former director
                                Chicago Board of Trade (since 1964); director of the following IDACORP subsidiaries: Idaho Power Company since 1999; director of IDACORP since 1999. Age 69

J. LaMONT KEEN ..............   Executive Vice President, IDACORP, Inc. (since 2002); President and
                                Chief Executive Officer, Idaho Power Company (since 2005); formerly
                                President and Chief Operating Officer, Idaho Power Company (2002-
                                2005); Senior Vice President - Administration and Chief Financial Officer
                                (1999-2002); Senior Vice President - Administration, Chief Financial
                                Officer and Treasurer (1999); Vice President, Chief Financial Officer and
                                Treasurer (1996-1999); Vice President and Chief Financial Officer
                                (1991-1996); Controller (1988-1991); director of the following IDACORP subsidiaries: Idaho Power Company since 2004, IDACORP Technologies, Inc.
                                since 2004 and Idaho Energy Resources Company since 1991; director of
                                IDACORP since 2004. Age 53

JON H. MILLER ..............   Chairman of the Board of IDACORP since 1999; Private Investor;
                               formerly President and Chief Operating Officer (1978-1990) and a
                               director (1977-1990) of Boise Cascade Corporation (distributor of office products and building materials and an integrated manufacturer and distributor of paper, packaging and wood products); director of Farmers
                               & Merchants State Bank (banking services) (since 1998); director of the following IDACORP subsidiaries: Idaho Power Company since 1988;
                               director of IDACORP since 1998. Age 68

ROBERT A. TINSTMAN .........   Executive Chairman of James Construction Group (construction services) (since 2002); former President and Chief Executive Officer
                               (1995-1999) and director (1995-1999) of Morrison Knudsen Corporation
                               (general contractor providing global mining, engineering and construction services); former Chairman of Contractorhub.com (e-marketplace for contractors, subcontractors and suppliers) (2000-2001);
                               director of the Home Federal Bancorp, Inc. (banking services) (since
                               1999); CNA Surety Corporation (surety company offering contract and commercial surety bonds) (since 2004); director of the following
                               IDACORP subsidiaries: Idaho Power Company and IDACORP Technologies, Inc.
                               since 1999; director of IDACORP since 1999. Age 59

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The IDACORP Board of Directors held six meetings in 2005. The average attendance during 2005 at all meetings of the Board and all meetings of the committees of the Board was approximately 97 percent.

Independence

     IDACORP currently has 11 members on its Board of Directors. All are non-employees, except for Jan B. Packwood, President and Chief Executive Officer and J. LaMont Keen, Executive Vice President. Rotchford L. Barker, Jack
K. Lemley, Gary G. Michael, Jon H. Miller, Peter S. O'Neill, Richard G. Reiten, Joan H. Smith, Robert A. Tinstman and Thomas J. Wilford have been determined by the Board of Directors to be "independent" based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and the Corporate Governance Guidelines, which contain the policy and categorical standards on director independence. The independence standards used by the Board of Directors to determine whether members are independent are set forth in IDACORP's Corporate Governance Guidelines and are included as Exhibit A to this Proxy Statement. The office of the Chairman of the Board and the Chief Executive Officer has been separated since June 1999. The non-management directors have held meetings separate from management since 1998. Mr. Miller, the independent Chairman of the Board, presides at Board meetings and regularly-scheduled executive sessions of non-management directors.

Committees

     The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Board committees, their membership during 2005 and a brief statement of their principal responsibilities are presented below.

     Executive Committee

     The Executive Committee acts on behalf of the Board of Directors when the Board is not in session, except on those matters which require action of the full Board. Members of the Committee are Jan B. Packwood (Chairman), Gary G. Michael, Jon H. Miller, Peter S. O'Neill and Robert A. Tinstman. During 2005, the Executive Committee met two times.

     Audit Committee

     The Audit Committee was established as a separately-designated standing committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is comprised of three independent directors, as that term is defined in the listing standards of the New York Stock Exchange. Members of the Audit Committee are Gary G. Michael (Chairman), Rotchford L. Barker and Thomas J. Wilford. All members are "financially literate" as the Board of Directors interprets that term, and have been determined by the Board of Directors to be "audit committee financial experts."

     Mr. Michael serves on the audit committee of three other publicly registered companies in addition to IDACORP. The Board of Directors of IDACORP has determined that such service does not impair Mr. Michael's ability to serve on the Audit Committee.

     The Audit Committee assists the Board of Directors in the oversight of the integrity of the IDACORP financial statements; compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; and the performance of the internal audit department. The Committee also prepares the Audit Committee Report as required by the Securities and Exchange Commission to be included in the proxy statement for the annual meeting of shareholders. During 2005, the Audit Committee met ten times.

     Compensation Committee

     The Compensation Committee has direct responsibility to review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation. The Compensation Committee also makes recommendations to the Board with respect to executive officer compensation, and incentive-compensation plans and equity-based plans that are subject to Board approval; produces the Compensation Committee report on executive compensation as required by the Securities and Exchange Commission to be included in the proxy statement for the annual meeting of shareholders; and oversees the compensation and employee benefit plans and practices. Members of the Compensation Committee are Robert
A. Tinstman (Chairman), Jack K. Lemley, Peter S. O'Neill and Richard G. Reiten. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards. During 2005, the Compensation Committee met seven times.

     Corporate Governance Committee

     The Corporate Governance Committee, which is also the nominating committee, identifies individuals qualified to become directors, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders; develops and recommends to the Board a set of corporate governance guidelines applicable to IDACORP; oversees the evaluation of the Board and management; reviews the compliance programs including the Code of Business Conduct and Ethics for officers and employees of IDACORP and its subsidiaries and the Code of Business Conduct and Ethics for Directors; and takes a leadership role in shaping the corporate governance of IDACORP. Members of the Corporate Governance Committee are Peter S. O'Neill (Chairman), Jon H. Miller and Joan H. Smith. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards. During 2005, the Corporate Governance Committee met four times.

Attendance at Annual Meetings

     Pursuant to the Corporate Governance Guidelines, all Directors are expected to attend the annual meeting of shareholders and be available, when requested by the chair, to answer any questions shareholders may have. All members of the Board of Directors attended the 2005 annual meeting.

                             CORPORATE GOVERNANCE

Background

     IDACORP has adopted corporate governance and disclosure requirements under the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission's rules interpreting and implementing the Sarbanes-Oxley Act, the listing standards of the New York Stock Exchange and Securities and Exchange Commission disclosure requirements on expanded nominating committee processes. This includes (1) written charters for the Audit Committee, Corporate Governance Committee and Compensation Committee and (2) Corporate Governance Guidelines, which address issues including the responsibilities, qualifications and compensation of the Board of Directors, as well as Board leadership, Board committees and self-evaluation. The written committee charters and the Corporate
Governance Guidelines of IDACORP are available on IDACORP's website and may be accessed by following the hypertext links listed at http://www.idacorpinc.com/corpgov/default.cfm. Printed copies may be obtained without charge by writing to the Secretary, IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610.

Code of Ethics

     IDACORP's principal subsidiary, Idaho Power Company, had for many years a Code of Business Conduct and Ethics, which applied to all directors, officers and employees of Idaho Power Company, including the principal executive officer and senior financial and accounting officers. IDACORP adopted a new Code of Business Conduct and Ethics in July 2003, which applied to all directors, officers, including the chief executive officer and principal financial and accounting officers, and employees of IDACORP and its subsidiaries. In September 2005, IDACORP revised the Code of Business Conduct and Ethics and adopted a separate Code of Business Conduct and Ethics for Directors. These Codes of Business Conduct and Ethics may be accessed at the IDACORP website referred to above. Printed copies may be obtained without charge by writing to the Secretary, IDACORP, 1221 West Idaho Street, Boise, Idaho 83702-5610.

     Amendments to the Codes or waivers of the Codes as required by Regulation S-K, Item 406 or the New York Stock Exchange listing standards will be posted on the IDACORP website referred to above.

Process for Shareholders to Recommend Nominees for Directors

     IDACORP has processes in place which permit shareholders to recommend directors in accordance with the Bylaws and Corporate Governance Guidelines. Shareholders wishing to recommend a candidate to be considered by the Corporate Governance Committee for nomination as a Director must submit recommendations in writing to the Secretary of IDACORP no later than 120 days prior to the first anniversary of the date on which IDACORP first mailed proxy materials for the preceding year. In the event of a special meeting of shareholders to elect one or more directors, recommendations must be submitted in writing no later than the close of business on the tenth day after the day of the public announcement of such meeting and of director nominees proposed by the Board of Directors. The written recommendations must include all information with respect to the candidate required to be disclosed in the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules thereunder, including the recommended candidate's consent. The shareholder submitting the recommendations must provide his or her name, address and number of shares of voting stock owned beneficially and of record including a statement as to how long the shareholder has held such stock. The Secretary of IDACORP will review all written recommendations and send those conforming to these requirements to the Corporate Governance Committee.

Board Membership Criteria

     Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. IDACORP endeavors to have a Board of Directors representing diverse experience at policy-making levels in business, finance and accounting and in areas that are relevant to the company's activities. At least one Director shall meet the requirements of the definition of an "audit committee financial expert" as that term is defined in
Item 401(h) of Regulation S-K. Directors are required to retire upon reaching age 72.

     Non-management directors should be independent under the New York Stock Exchange listing standards.

Process for Determining Director Nominees

     The Corporate Governance Committee follows the procedures set forth below when identifying new Director nominees, including any recommendations submitted by shareholders in compliance with the Bylaws and the policies set forth herein:

     o the Corporate Governance Committee identifies the need to fill a vacancy on the Board or, if approved by the Board, to add new Board member(s);

     o the Chairman of the Corporate Governance Committee initiates the search,

          - soliciting advice from the Chairman of the Board, the lead independent director, the Chief Executive Officer, other directors, management and any other persons he or she deems appropriate,

          - reviewing any candidates submitted by shareholders in compliance with the Bylaws and the policies set forth herein, and

          -    hiring a search firm, if he or she chooses;

     o an initial group of candidates is identified and presented to the Corporate Governance Committee;

     o the Corporate Governance Committee gathers any additional information it deems appropriate, including information necessary to determine if the candidate(s)

          -    are "independent" under applicable laws, regulations and rules,

          - do not violate any requirements applicable to IDACORP or any federal or state laws, rules or regulations, including federal and state regulatory agencies, the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and

          - meet all requirements under the Corporate Governance Guidelines, committee charters, the Bylaws, the Codes and any other applicable corporate document or policy;

     o the Corporate Governance Committee evaluates any potential conflicts, including financial or business relationships;

     o the Corporate Governance Committee evaluates whether the candidates would likely represent a special interest or single issue;

     o the Corporate Governance Committee meets to narrow the list of candidates;

     o the Chairman of the Board, the Corporate Governance Committee and the Chief Executive Officer interview any or all of the candidates, if they deem it appropriate;

     o the Corporate Governance Committee meets to consider and approve the final candidate(s);

     o the Corporate Governance Committee seeks full Board approval of the selected candidate(s).

     The Chairman keeps the full Board informed of the Committee's progress.

     Jack K. Lemley retired from the Board of Directors on January 2, 2005, having reached the mandatory retirement age of 70. On January 20, 2005, IDACORP amended its Bylaws to raise the mandatory retirement age to 72, and the Corporate Governance Committee recommended the re-appointment of Mr. Lemley. The Corporate Governance Committee did not retain a search firm to identify or evaluate any additional nominees.

How to Contact the Board and the Audit Committee

     The Board of Directors has developed a process by which shareholders and other interested parties can send communications to members of the Board. If you have a concern that you believe warrants the attention of the Board of Directors, including the Chairman of the Board or non-management directors as a group, you may call a toll-free helpline at 1-866-384-4277. If your concern is of an ethical nature, you may log on to www.ethicspoint.com, and follow the instructions for filing a report. All reports will be routed to the General Counsel who then forwards the report directly to the Chairman of the Board. Any report regarding questionable accounting practices, internal accounting controls or auditing matters will be routed by the General Counsel to the Chairman of the Board and the Chairman of the Audit Committee.

                       2. RATIFICATION OF APPOINTMENT OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     At the Annual Meeting, the shareholders will be asked to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the firm of independent registered public accountants to audit the financial statements of IDACORP for the fiscal year 2006. This firm has conducted consolidated annual audits of IDACORP since its formation in 1998 and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     The shareholders' ratification vote will not have any effect on the appointment or retention of Deloitte & Touche LLP as IDACORP's independent registered public accounting firm for the fiscal year 2006. However, the Audit Committee will consider the shareholders' vote as a factor in determining its appointment of IDACORP's independent registered public accounting firm for 2007. The Audit Committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time during a fiscal year if it determines that such a change would be in the best interests of IDACORP and its shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF IDACORP FOR 2006.

     The ratification of the selection of the independent registered public accounting firm for IDACORP is approved if the votes cast in favor exceed the votes cast opposing ratification.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Audit Committee of the IDACORP Board of Directors is composed of three directors, who are independent as defined in the applicable NYSE listing standards. The Committee has a written charter adopted by the Board of Directors. The charter is posted on the IDACORP website and may be accessed by following the hypertext link listed at http://www.idacorpinc.com/corpgov/default.cfm.

     The Committee has reviewed and discussed the audited consolidated financial statements of IDACORP with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

     The independent registered public accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Committee discussed with the independent registered public accountants that firm's independence.

     Based on the Committee's review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                     Gary G. Michael (Chairman)
                                     Rotchford L. Barker
                                     Thomas J. Wilford

                        INDEPENDENT ACCOUNTANT BILLINGS

     Aggregate fees billed to IDACORP for the fiscal years ended December 31, 2005 and 2004 by IDACORP's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") are:

Fees Billed                            2005            2004
-----------                         ----------      ----------
Audit Fees ......................   $1,022,945      $1,047,623
Audit-Related Fees (1) ..........      264,753         162,890
Tax Fees (2) ....................       56,503         229,183
All Other Fees ..................          -0-             -0-
                                    ----------      ----------
Total Fees: .....................   $1,344,201      $1,439,696
                                    ==========      ==========

------------
(1) Includes fees for audits of IDACORP's benefit plans, stand alone audits of subsidiaries, Sarbanes-Oxley Section 404 readiness assistance and work in connection with regulatory inquiries.

(2) Includes fees for tax compliance and tax consulting in connection with Internal Revenue Service account analysis.

     Policy on Audit Committee Pre-Approval. IDACORP and the Audit Committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee's Policy for the Pre-Approval of Independent Auditor Services is included as Exhibit B to this Proxy Statement. All fees were pre-approved by the Audit Committee in 2005.

                                OTHER BUSINESS

     Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. In addition, they have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                         AND FIVE PERCENT SHAREHOLDERS

     The following table sets forth the number of shares of IDACORP common stock beneficially owned on March 1, 2006, by the Directors and nominees, by those Executive Officers named in the Summary Compensation Table and by the Directors and Executive Officers of IDACORP as a group:

                                                           Amount and
                                                           Nature of
                                                           Beneficial        Stock        Percent
Title of Class           Name of Beneficial Owner         Ownership(1)     Options(2)     Of Class
--------------           ------------------------         ------------     ----------     --------
Common Stock .........   Rotchford L. Barker                  20,730           4,950          *
Common Stock .........   J. LaMont Keen (3)                  196,974         155,291          *
Common Stock .........   Jack K. Lemley (4)                   12,230           4,950          *
Common Stock .........   Gary G. Michael                      13,321           4,950          *
Common Stock .........   Jon H. Miller                        11,230           4,950          *
Common Stock .........   Peter S. O'Neill                     12,742           4,950          *
Common Stock .........   Jan B. Packwood                     430,707         336,992          1%
Common Stock .........   Richard G. Reiten                     5,399           1,200          *
Common Stock .........   Joan H. Smith                         4,799             600          *
Common Stock .........   Robert A. Tinstman                   13,730           4,950          *
Common Stock .........   Thomas J. Wilford                     5,099           1,200          *
Common Stock .........   Darrel T. Anderson                   48,550          36,096          *
Common Stock .........   James C. Miller (5)                 120,014         111,128          *
Common Stock .........   Thomas R. Saldin                      7,596           1,600          *
Common Stock .........   All Directors and Executive         956,843         706,238        2.2%
                         Officers of IDACORP as a
                         group (19 persons)

------------
*    Less than 1 percent.

(1) Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the 1994 Restricted Stock Plan or the 2000 Long-Term Incentive and Compensation Plan. Also includes shares of common stock that the beneficial owner has the right to acquire within 60 days upon exercise of stock options.

(2) Exercisable within 60 days and included in the amount of beneficial ownership column.

(3) Mr. Keen disclaims all beneficial ownership of the 205 shares owned by his wife.

(4) Mr. Lemley disclaims all beneficial ownership of the 2,500 shares owned by his wife.

(5) Mr. Miller disclaims all beneficial ownership of the 5 shares owned by his wife through the Employee Savings Plan.

     Except as indicated above, all Directors and Executive Officers have sole voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend Reinvestment and Stock Purchase Plan.

     The following table sets forth certain information with respect to each person who is known by IDACORP to be the beneficial owner of more than five percent of IDACORP common stock as of March 1, 2006.

                                  Name and Address             Amount and Nature of    Percent Of
Title of Class                   of Beneficial Owner           Beneficial Ownership      Class
--------------          ----------------------------------   ----------------------    ----------
Common Stock .........   American Century Companies, Inc.           3,573,130(1)          8.4%
                            4500 Main Street, 9th Floor
                               Kansas City, MO 64111

------------
(1) Based on a Schedule 13G, dated February 14, 2006, jointly filed by American Century Companies, Inc., American Century Investment Management, Inc. and American Century Capital Portfolios, Inc. American Century Companies, Inc. reported sole voting power with respect to 3,544,630 shares and sole dispositive power with respect to 3,573,130 shares, its wholly-owned subsidiary American Century Investment Management, Inc. reported sole voting power with respect to 3,544,630 shares and sole dispositive power with respect to 3,573,130 shares and American Century Capital Portfolios, Inc., a registered investment company managed by American Century Investment Management, Inc., reported sole voting power with respect to 3,044,657 shares and sole dispositive power with respect to 3,044,657 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     IDACORP's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of IDACORP common stock with the Securities and Exchange Commission. Based solely upon a review of these filings furnished to IDACORP for 2005 or written representations from IDACORP directors and executive officers that no Form 5 was required, IDACORP believes that all required filings were timely made in 2005.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee (the "Committee") of IDACORP (the "Company") established all components of 2005 compensation for the Chief Executive Officer and the executive officers of the Company. J. LaMont Keen, Darrel T. Anderson and Thomas R. Saldin also serve as executive officers of Idaho Power Company, the Company's primary subsidiary. Compensation paid to the executive officers and discussed here is for their services to the Company and all subsidiaries. The Committee is composed of four non-employee Directors who qualify as independent under the listing standards of the New York Stock Exchange. The Committee operates under a written charter which is posted at the Company's website at www.idacorpinc.com.

     As part of its function, the Committee discharges the responsibilities of the Board of Directors relating to compensation of the Chief Executive Officer and the executive officers and oversight of the Company's compensation and employee benefit plans and practices. The Committee has the direct responsibility to (1) review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, (2) evaluate the Chief Executive Officer's performance in light of those goals and objectives, (3) either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation, (4) make recommendations to the Board with respect to executive officer compensation, and incentive-compensation plans and equity-based plans that are subject to Board approval, (5) produce the Compensation Committee report on executive officer compensation as required by the Securities and Exchange Commission to be included in the Company's proxy statement for the annual meeting of shareholders and (6) oversee the Company's compensation and employee benefit plans and practices. Following the development of recommendations by the Committee, all issues related to executive compensation are submitted to the other independent directors of the Board of Directors for approval. The independent directors approved, without modification, all executive compensation recommendations of the Committee for 2005. The Committee retains an outside consultant specializing in executive compensation to provide expertise on the Committee's various responsibilities and other matters coming before the Committee. The outside consultant does not do other work for the Company.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is designed to:

1. manage employee compensation as an investment with the expectation that employees will contribute to the Company's overall success;

2. be competitive with respect to those companies in the markets in which the Company competes for employees, allowing the Company to successfully attract and retain the qualified employees necessary for long-term success;


3. recognize individuals for their demonstrated ability to perform their responsibilities and create long-term shareholder value; and

4.   balance total compensation with the Company's ability to pay.

COMPENSATION MARKET FOR 2005

     As required by its charter, the Committee reviewed the Company's executive compensation program for 2005, including the goals and objectives of the program, general and utility industry compensation surveys and compensation levels at the peer group of companies used for comparison purposes. The previous peer group of companies was comprised of twelve electric utility holding companies with similar business lines and average annual revenues of $1.2 billion. After review, the Committee determined that a modification to the peer group of companies would better reflect the size and complexity of the Company. In January 2005, the Committee removed two companies and added one new company to the peer group, which is now comprised of eleven electric utility holding companies with median annual revenues of $1.1 billion. While this group is different from the EEI 100 Electric Utilities Index used in the performance graph, the Committee believes this group is representative of the Company's size, complexity and diversity and is appropriate for compensation purposes.

2005 BASE SALARIES

     The Committee reviews base salaries for the Chief Executive Officer and the executive officers annually, using salary comparisons for similar positions in general and utility industry compensation surveys and in the eleven comparable electric utility holding companies referred to above. The competitive point for executive compensation for 2005 was targeted near the median of the salary levels for the Chief Executive Officer and the executive officers of the comparison companies. Actual compensation of individual executive officers is based upon their levels of responsibility, experience in their positions, prior experience, breadth of knowledge and job performance. In January 2005, the Committee recommended increases to the base salaries for the Chief Executive Officer and the executive officers averaging 10.3 percent (7.9 percent for those executive officers named in the Summary Compensation Table), to move them nearer the median of the comparison group. The Committee considered each of the factors discussed above but did not assign a formal weighting for each factor. The Committee also considered the fact that base salaries for the executive officers including the Chief Executive Officer had not been increased in 2003 or 2004 due to difficult financial years which included a dividend reduction and continuing drought conditions.

SHORT-TERM INCENTIVE COMPENSATION

     The Executive Incentive Plan ties a portion of the annual compensation of the Chief Executive Officer and each executive officer to achieving a series of specified goals. The terms of the Executive Incentive Plan provide for annual cash incentive award opportunities based upon Company and subsidiary performance measures. The amount of the incentive is calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier. For 2005, the established goals were (i) operational and customer service goals for Idaho Power Company (weighted 40 percent), (ii) net income for Idaho Power Company (weighted 30 percent) and (iii) consolidated net income for the Company (weighted 30 percent). The operational and customer service goals had two components: (i) customer satisfaction ("CRI") and (ii) total non-fuel operation and maintenance (O&M) expense (excluding pension expense and the third party transmission expense) and capital expenditures. Achievement of the customer satisfaction component was measured by the customer relationship index at threshold, target and maximum levels with a multiplier of 10, 20 and 40 percent, respectively. Achievement of the total O&M and capital expenditure component was measured against established expenditure amounts at threshold, target and maximum levels with multipliers of 10, 20 and 40 percent, respectively. Achievement of the net income goals for Idaho Power Company and the Company were measured against established net income amounts at target and maximum levels with multipliers of 30 and 60 percent, respectively.

     The award opportunities varied by position as a percentage of base salary with the award opportunities for executive officers including the Chief Executive Officer ranging from a threshold of 10 percent to a target of 50 percent to a maximum of 100 percent. The Executive Incentive Plan does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan or IDACORP does not have net income sufficient to pay dividends on its common stock. The performance levels for the CRI goal were established based upon performance in previous years; the performance levels for the financial goals including the total O&M and capital expenditure goal were based upon forecasted performance. Based upon 2005 results, executive officers received an award equal to 80 percent of their target award opportunity. Awards under the Executive Incentive Plan are reflected in the bonus column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive grants are intended to develop and retain strong management through share ownership, recognize future performance and maximize shareholder value. Restricted stock, performance shares and stock options were granted to the Chief Executive Officer and the other executive officers in 2005.

     The value of each grant is set by the Committee based on a comparison by position with general and utility industry compensation surveys and compensation levels at the comparison group and is targeted near the median level.

1.  Restricted Stock Plan

     a.   2003 Performance Share Grant

     In January 2003, a grant of performance shares was made to the executive officers including the Chief Executive Officer under the 1994 Restricted Stock Plan. That grant was for a three year restricted period through December 31, 2005, with a target Cumulative Earnings Per Share ("CEPS") of $6.30. The total CEPS for the three-year restricted period was $4.63 resulting in these shares being forfeited.

     b.   2005 Restricted Stock/Performance Share Grants

          (i)  Restricted Stock (Time Vesting)

       In January 2005, a grant of restricted stock (time vesting) under the IDACORP 2000 Long-Term Incentive and Compensation Plan was made. These shares vest on January 1, 2009. To receive a final share award, the Chief Executive Officer and each executive officer must remain employed with the Company during the entire restricted period, except that participants will receive a prorated number of shares if they retire, die or become disabled during the restricted period based on the number of full months they were employed. If employment is terminated for other reasons, the shares are forfeited. Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

          (ii) Restricted Stock (Performance Vesting)

       A grant of restricted stock (performance vesting) under the IDACORP 2000 Long-Term Incentive and Compensation Plan was made in January 2005, with a three-year restricted period from January 1, 2005 through December 31, 2007, with a single financial performance goal of cumulative earnings per share ("CEPS"). Awards can be earned at the threshold, target or maximum level. To receive a final share award, the Chief Executive Officer and each executive officer must remain employed during the entire restricted period and IDACORP must achieve the CEPS performance goal established by the Committee, except that participants will receive a prorated number of shares if they retire, die or become disabled during the restricted period, based on the number of full months they were employed. Awards that are not earned are forfeited. If employment is terminated for other reasons, the shares are forfeited. Dividends are paid on the performance shares at the target level during the restricted period and are not subject to forfeiture.

       Both restricted stock grants varied by position. The restricted stock (time vesting) percentage for the Chief Executive Officer is targeted at 45 percent. For all other executive officers, the target percentages range from 15 percent to 37 percent. The restricted stock (performance vesting) percentages for the Chief Executive Officer range from 23 percent if CEPS are earned at the threshold level to 68 percent if CEPS are earned at the maximum level. For all other executive officers, the percentages range from a threshold level of 8 percent to a maximum of 55 percent. The Committee established the grant percentages as part of its annual executive compensation review, and the 2005 grants when combined with other forms of long-term incentive were at a level slightly above the median target levels among the comparison group.

2.   Stock Options

     In January 2005, stock options were granted to the Chief Executive Officer and the executive officers under the IDACORP 2000 Long-Term Incentive and Compensation Plan. The exercise price of these options is equal to the fair market value of IDACORP's common stock on the date of grant. The options vest ratably over five years (20% per year). The size of each award was determined based on the criteria for awarding long-term incentives discussed above and ranged from 3,720 to 8,640 options for each of the Vice Presidents and Senior Vice Presidents, to 22,253 options for the Executive Vice President to 45,360 options for the Chief Executive Officer.

     The 2005 compensation paid to IDACORP executive officers qualified as fully deductible under federal tax laws. The Committee continues to review the impact of federal tax laws on executive compensation, including Section 162(m) of the Internal Revenue Code.

CHIEF EXECUTIVE OFFICER COMPENSATION - 2005

     In January 2005, the Committee reviewed Mr. Packwood's compensation package. His 2005 total compensation package (base salary and the opportunity at the target level in the short-term and long-term incentive compensation components) was approximately 4.5 percent below the median level of the total compensation packages for Chief Executive Officers for the new comparison group. The Committee determined that, based upon Mr. Packwood's experience in the Chief Executive Officer position and successfully transitioning the Company from a trading environment back to a vertically integrated utility, merited a total compensation package at a level near the median in the comparison group. The Compensation Committee believes that Mr. Packwood's total compensation is reasonable and not excessive.

1.   Base salary

     Mr. Packwood was granted a salary increase of 8.6 percent.

2.   Executive Incentive Plan

     Mr. Packwood is a participant in the Executive Incentive Plan with a 2005 award opportunity that ranged from a threshold level of 10 percent to a target of 50 percent to a maximum of 100 percent of base salary. This award level was established based upon the executive officer compensation review referenced above. Based upon 2005 results, the Company achieved 80 percent of its target award opportunity and, as a result, Mr. Packwood received an award under the Executive Incentive Plan of 40 percent of his base salary. This award is reflected in the bonus column of the Summary Compensation Table.

3.   Long Term Incentive

     a.   2003 Restricted Stock (Performance Vesting) Grant

       In January 2003, a target grant of 8,176 restricted shares was made to Mr. Packwood under the Restricted Stock Plan for a three-year restricted period through December 31, 2005. As discussed above, the Company did not achieve the minimum level of performance for the three-year restricted period and, as a result, those shares were forfeited.

     b.   2005 Restricted Stock Grants

          (i)  Restricted Stock (Time Vesting)

       Mr. Packwood received a grant of restricted stock (time vesting) equal to 45 percent of his base salary in 2005. These shares vest on January 1, 2009 if he remains continuously employed with the Company during the entire restricted period. Mr. Packwood will receive a prorated number of shares if he retires, dies or becomes disabled during the restricted period based on the number of full months he was employed. If his employment is terminated for other reasons, the shares will be forfeited. Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

       In addition, under the Idaho Power Company Retirement Plan (a qualified defined benefit pension plan for all regular employees) and the Idaho Power Company Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees), the normal retirement age is 62. Mr. Packwood reached age 62 in April 2005. To encourage Mr. Packwood to remain in his existing positions with the Company and Idaho Power Company for one or two years beyond the normal retirement age of 62, the Committee, in January 2005, approved a grant of 16,000 shares of restricted stock (time vesting) with 8,000 shares vesting on April 15, 2006 and 8,000 shares vesting on April 15, 2007, subject to continued employment. Mr. Packwood will receive a prorated number of shares if he were to die or become disabled during the restricted period, based on the number of full months he was employed.

          (ii) Restricted Stock (Performance Vesting)

       Mr. Packwood received a grant of restricted stock (performance vesting) at the target level of 45 percent of his base salary in 2005 and will receive a final share award after the restricted period ends in December 2007 if he remains employed by the Company during the entire restricted period (with certain exceptions) and the Company achieves its CEPS performance goal established by the Committee. Mr. Packwood will receive a prorated number of shares if he retires, dies or becomes disabled during the restricted period based on the number of full months he was employed. If his employment is terminated for other reasons, the shares will be forfeited. The performance share percentages for Mr. Packwood range from a threshold level of 23 percent to a maximum of 68 percent. Dividends are paid on the performance shares at the target level during the restricted period and are not subject to forfeiture.

     c.   2005 Stock Options

       Mr. Packwood received a grant of 45,360 stock options in January 2005 under the IDACORP 2000 Long-Term Incentive and Compensation Plan with an exercise price set at fair market value on the date of grant. The stock options vest ratably over a five-year period (20% per year) contingent upon Mr. Packwood's continued employment with the Company.

          Robert A. Tinstman, Chairman
          Jack K. Lemley
          Peter S. O'Neill
          Richard G. Reiten

                                                SUMMARY COMPENSATION TABLE

                                                ANNUAL                        LONG-TERM
                                             COMPENSATION                   COMPENSATION
                                         ---------------------    --------------------------------
                                                                               AWARDS
                                                                  --------------------------------
                                                                                        SECURITIES
                                                                     RESTRICTED         UNDERLYING
                                                                       STOCK              STOCK           ALL OTHER
NAME AND                                  SALARY      BONUS           AWARD(S)         OPTIONS/SARs     COMPENSATION (2)
PRINCIPAL POSITION              YEAR       ($)         ($)              ($)                (#)                ($)
------------------             ------    --------    --------     ---------------     ------------      ----------------
Jan B. Packwood .............   2005      630,000     252,000         1,042,976(1)         45,360            73,116
 President and                  2004      580,000     566,138           522,000            33,800            40,612
 Chief Executive Officer        2003      580,000         -0-           203,000           136,000             8,000
 - IDACORP

J. LaMont Keen ..............   2005      381,500     122,354           278,160(1)         22,253            35,745
 Executive Vice President       2004      350,000     273,315           256,200            16,600            24,634
 IDACORP and President          2003      350,000         -0-           105,000            65,000             8,000
 and Chief Executive
 Officer - Idaho Power

Darrel T. Anderson ..........   2005      240,000      67,200            96,000(1)          7,680            21,531
 Senior Vice President          2004      210,000     163,989           153,800             9,900            17,016
 - Administrative               2003      185,000         -0-            55,500            35,000              7186
 Services and Chief
 Financial Officer
 - IDACORP and
 Idaho Power

James C. Miller .............   2005      270,000      75,600           108,000(1)          8,640            20,341
 Senior Vice President          2004      250,000     170,825           100,000             6,540            17,832
 - Power Supply                 2003      250,000         -0-            62,500            20,000            17,287
 - Idaho Power

Thomas R. Saldin(3) .........   2005      250,000      70,000           100,000(1)          8,000             5,873
 Senior Vice President,         2004       53,800      48,806                 0                 0                 0
 General Counsel                2003
 and Secretary
 - IDACORP and
 Idaho Power

------------
(1) Includes restricted stock that vests on January 1, 2009 and performance shares at target level with a three-year performance period. Mr. Packwood's 2005 award included a retention grant of 16,000 shares of restricted stock that vests 50% on April 15, 2006, and 50% April 15, 2007. Dividends are paid on the restricted stock and on the performance shares at target level when and as paid on the IDACORP common stock and are included in the "All Other Compensation" column. The aggregate restricted stock holdings as of December 31, 2005 are as follows: Mr. Packwood - 60,680 ($1,777,924); Mr. Keen - 22,141 ($648,731); Mr. Anderson - 10,601 ($310,609); Mr. Miller -
     9,489 ($278,028) and Mr. Saldin - 3,362 ($98,507).

(2) Represents the Company's contribution to the Employee Savings Plan (401-k plan) and dividends paid on restricted stock and performance shares, as follows:

                                          401-k     Dividends
                                         -------   ----------
     Mr. Packwood                         8,400      64,716
     Mr. Keen                             8,400      27,345
     Mr. Anderson                         8,400      13,131
     Mr. Miller                           8,400      11,941
     Mr. Saldin                           1,839       4,034

(3)  Hired effective October 1, 2004.

                                         OPTION / SAR GRANTS IN FISCAL YEAR 2005

                                   Number of          % of Total
                                  Securities        Options / SARs
                                  Underlying          Granted to        Exercise or                           Grant Date
                                Options / SARs       Employees in        Base Price                          Present Value
Name                            Granted (#)(1)     Fiscal Year 2005     ($ / Share)      Expiration Date        ($)(2)
----                            --------------     ----------------     -----------      ----------------    -------------
Jan B. Packwood ............        45,360              26.2               29.75         January 19, 2015       283,500
J. LaMont Keen .............        22,253              12.8               29.75         January 19, 2015       139,080
Darrel T. Anderson .........         7,680               4.4               29.75         January 19, 2015        48,000
James C. Miller ............         8,640               5.0               29.75         January 19, 2015        54,000
Thomas R. Saldin ...........         8,000               4.6               29.75         January 19, 2015        50,000

------------
(1) Options were granted pursuant to the 2000 Long-Term Incentive and Compensation Plan. The options vest 20% per year and accelerate upon a change in control.

(2) The grant date values were calculated using a binomial option-pricing model. Options were assumed to be exercised seven years after the date of grant. A risk-free interest rate of 4.16%, stock price volatility of 23% and a dividend yield of 4.03% were used in the calculation of the fair value of the option grant. The actual value of the options will depend on the market value of the Company's common stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's common stock, which would benefit all shareholders commensurately.

                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            Number Of Securities Underlying     Value Of Unexercised
                                                              Unexercised Options/SARs At    In-The-Money Options/SARs
                                                                    Fiscal  Year-End (1)        At Fiscal Year-End
                                                            -------------------------------  --------------------------
                                 Shares
                               Acquired On       Value            (#)            (#)            ($)            ($)
Name                          Exercise (#)   Realized ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
----                          ------------   ------------     -----------   -------------   -----------   -------------
Jan B. Packwood ............       -              -             263,760        202,400        347,072        520,608
J. LaMont Keen .............       -              -             119,720         98,133        165,880        248,820
Darrel T. Anderson .........       -              -              23,380         40,200         89,320        133,980
James C. Miller ............       -              -              91,900         44,240         51,040         76,560
Thomas R. Saldin ...........       -              -                 -0-          8,000            -0-            -0-

------------
(1)  Vesting is accelerated upon a change in control.

                             DIRECTOR COMPENSATION

     All directors of IDACORP also serve as directors of Idaho Power Company. The compensation discussed in this section is for service on both boards. During 2005, each Director who was not an employee of IDACORP received $1,250 for each Board meeting and for each committee meeting attended. Non-employee Directors who are chairmen of Board committees received monthly retainers in excess of other non-employee directors. The Chairman of the Audit Committee received $3,125 per month. The Chairman of the Compensation Committee received $2,916 per month, and the Chairman of the Corporate Governance Committee received $2,583 per month; other non-employee Directors received $2,083 per month. In addition, each non-employee Director, including the non-executive Chairman, received an annual stock grant under the Non-Employee Director Compensation Plan of IDACORP common stock equal to approximately $40,000, or 1,325 shares, in February of 2005. Mr. Miller, as non-executive Chairman of the Board, received a monthly retainer of $7,000. Mr. Miller does not receive meeting fees for either Board or committee meetings.

     Some of the IDACORP Directors serve on subsidiary boards. During 2005, each Director on a subsidiary board (other than Idaho Power) who was not an employee of IDACORP or any of its subsidiaries received meeting fees and a monthly retainer. Messrs. Lemley, Reiten and Tinstman serve on the IDACORP Technologies, Inc. board of directors. During 2005, they received $600 for each board meeting attended and a monthly retainer of $750. IDACORP Technologies, Inc. held three meetings in 2005. Mr. O'Neill serves on the IDACORP Financial Services board of directors. During 2005, he received $600 for each board meeting attended and a monthly retainer of $750. IDACORP Financial Services held five meetings in 2005. Ms. Smith serves on the IDACOMM, Inc. board of directors. During 2005, she received $600 for each board meeting attended and a monthly retainer of $750. IDACOMM, Inc. held six meetings in 2005.

     Directors may defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement, Directors may elect to receive one lump-sum payment of all amounts deferred with interest (the interest rate is equal to the Moody's Long-Term Corporate Bond Yield Average rate, plus three percent), or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the books showing the amounts deferred and the interest accrued thereon.

     The Board adopted stock ownership guidelines for non-employee Directors in January 2006. Each non-employee Director is expected to own IDACORP common stock equal in value to two times the current base annual retainer fee. A Director is allowed three years to meet these requirements.

                           EMPLOYMENT CONTRACTS AND
                         CHANGE OF CONTROL AGREEMENTS

     IDACORP has entered into Change of Control Agreements with the Named Executive Officers. The Agreements become effective for a three-year period upon a change of control of IDACORP. If a change of control occurs, the Agreements provide that specified payments and benefits would be paid in the event of termination of the Executive's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by the Executive for constructive discharge or retirement, at any time when the Agreements are in effect. In such event, each of the Named Executive Officers would receive payment of an amount equal to two and one-half times his or her annual compensation, which shall be the highest combined amount of base salary and bonus received by the Named Executive Officer in any one of the five years preceding termination. In addition, under these Agreements, each of the Named Executive Officers would receive (i) the immediate vesting of restricted stock granted prior to the change in control; (ii) outplacement services for 12 months not to exceed $12,000 and (iii) all benefits for a period of 24 months under the welfare benefit plans.

     For these purposes "cause" means the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board at which the executive is provided an opportunity to be heard. "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation and certain reductions in compensation.

     A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board of Directors within a 24-month period without the approval of two-thirds of the members of the Board.

                               PERFORMANCE GRAPH

                Source: Bloomberg and Edison Electric Institute

                    Comparison of Cumulative Total Return
                        $100 Invested December 31, 2000

  [THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

     The table shows a Comparison of Five-Year Cumulative Total Shareholder Return for IDACORP Common Stock, the S&P 500 Index and the Edison Electric Institute (EEI) 100 Electric Utilities Index. The data assumes that $100 was invested on December 31, 2000, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns.

                                                     EEI 100
                     IDACORP      S & P 500     Electric Utilities
                     -------      ---------     ------------------
  2000 .........     $100.00       $100.00          $100.00
  2001 .........       86.87         88.12            91.21
  2002 .........       56.48         68.66            77.77
  2003 .........       72.78         88.34            96.04
  2004 .........       77.44         97.94           117.97
  2005 .........       77.33        102.74           136.91

                              RETIREMENT BENEFITS

     The following table sets forth the estimated annual retirement benefits payable under the Idaho Power Company Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Company Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). The plans cover employees of IDACORP.

                              PENSION PLAN TABLE

REMUNERATION                                          YEARS OF SERVICE
-----------------------------------------------------------------------------------------------------
                          10            15            20            25            30            35
                       --------      --------      --------      --------      --------      --------
$250,000...........    $150,000      $162,500      $175,000      $187,500      $187,500      $187,500
$300,000...........    $180,000      $195,000      $210,000      $225,000      $225,000      $225,000
$350,000...........    $210,000      $227,500      $245,000      $262,500      $262,500      $262,500
$400,000...........    $240,000      $260,000      $280,000      $300,000      $300,000      $300,000
$450,000...........    $270,000      $292,500      $315,000      $337,500      $337,500      $337,500
$500,000...........    $300,000      $325,000      $350,000      $375,000      $375,000      $375,000
$600,000...........    $360,000      $390,000      $420,000      $450,000      $450,000      $450,000
$700,000...........    $420,000      $455,000      $490,000      $525,000      $525,000      $525,000
$800,000...........    $480,000      $520,000      $560,000      $600,000      $600,000      $600,000
$900,000...........    $540,000      $585,000      $630,000      $675,000      $675,000      $675,000
$1,000,000.........    $600,000      $650,000      $700,000      $750,000      $750,000      $750,000

     Benefits under the Retirement Plan for Executive Management at normal retirement age are calculated on years of credited service using the average of the highest five consecutive years' salary plus bonus (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of salary plus bonus in the last 10 years before retirement, using a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average salary plus bonus in the highest five consecutive years in the last 10 years of employment. Idaho Power Company has established a trust which is made up of trust-owned life insurance, stocks and fixed income securities, the value of which is sufficient to cover the liabilities of the Security Plan. Effective August 1, 1996, Idaho Power Company terminated its Supplemental Employee Retirement Plan (a non-qualified plan that provided benefits that would otherwise have been denied to participants by reason of certain Internal Revenue Code limitations on qualified plan benefits). Benefits payable from the Retirement Plan and the Security Plan are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

     As of December 31, 2005, the final five-year average salary plus bonus under the retirement plans as referred to above for the Executive Officers named in the Summary Compensation Table are: Mr. Packwood, $828,728; Mr. Keen, $468,971; Mr. Anderson, $254,641; Mr. Miller, $327,366; and Mr. Saldin,
$298,806. Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively: Mr. Packwood, 36, 29, Mr. Keen, 32, 23; Mr. Anderson 9, 10; Mr. Miller 29, 18; and Mr. Saldin 1, 1.

                                 ANNUAL REPORT

     The IDACORP 2005 annual report to shareholders, which includes the combined Annual Report on Form 10-K for the year ended December 31, 2005 of IDACORP and Idaho Power Company, was mailed along with this Proxy Statement on or about April 10, 2006 to all shareholders of record.

                          SHARED ADDRESS SHAREHOLDERS

     In accordance with a notice sent to eligible shareholders who share a single address, IDACORP is sending only one annual report to shareholders and proxy statement to that address unless IDACORP received instructions to the contrary from any shareholder at that address. This practice, known as "householding," is designed to reduce IDACORP's printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement in the future, he or she may contact Investor Relations, 1221 West Idaho Street, Boise, Idaho 83702-5610, telephone 1-800-635-5406. Eligible shareholders of record receiving multiple copies of IDACORP's annual report to shareholders and proxy statement can request householding by contacting IDACORP in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

     IDACORP hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be addressed to Investor Relations at the address set forth above.

                      2007 ANNUAL MEETING OF SHAREHOLDERS

     Nominations for Director may be made only by the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP not later than 120 days prior to the first anniversary of the date on which IDACORP first mailed its proxy materials for the preceding year's annual meeting. The notice must contain certain information specified in the Bylaws, a copy of which may be obtained by writing to the Secretary.

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's bylaws. The Bylaws of IDACORP contain such an advance notice provision. Under the Bylaws, no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP not later than 120 days prior to the first anniversary of the date on which IDACORP first mailed its proxy materials for the preceding year's annual meeting. The notice must contain certain information specified in the Bylaws, a copy of which may be obtained by writing to the Secretary.

     For the 2007 Annual Meeting of Shareholders, expected to be held on May 17, 2007, IDACORP shareholders must submit such nominations or proposals to the Secretary of IDACORP no later than December 11, 2006.

     The requirements referred to above are separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For the 2007 Annual Meeting of Shareholders, expected to be held on May 17, 2007, any shareholder who wishes to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of IDACORP on or before December 11, 2006.

     It is requested that each shareholder who cannot attend the meeting vote his or her proxy or proxies without delay.

     A copy of IDACORP's Annual Report on Form 10-K (excluding exhibits), including the financial statements and the financial statement schedules, for the year ended December 31, 2005, which is required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written or oral request to Lawrence F. Spencer, Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702, Telephone Number: (208) 388-2200. IDACORP's Annual Report on Form 10-K also may be accessed through IDACORP's website at www.idacorpinc.com.

                                                                      EXHIBIT A

                            INDEPENDENCE STANDARDS
                       IDACORP, INC. BOARD OF DIRECTORS
                 EXCERPT FROM CORPORATE GOVERNANCE GUIDELINES

II.  SELECTION AND COMPOSITION

     B. Independence of the Board

     The Board shall be comprised of a majority of directors who qualify as independent directors ("Independent Directors") under the listing standards of the New York Stock Exchange ("NYSE") and meet the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SOX Act") and any applicable Securities and Exchange Commission ("SEC") rules and regulations. References in this Section II.B. to the "Company" include any parent or subsidiary in a consolidated group with the Company.

     The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE and under applicable law, including the SOX Act.

     To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company. A director is not independent if:

     1. The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer(1) of the Company; provided, however, that a director's employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify the director from being considered independent following such employment.

     "Immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When applying the three-year look back provisions in subsections (1) through (5) of this Section II.B., the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

     2. The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or interim Chief Executive Officer or other executive officer and compensation

------------
(1) The term "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934 and means the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company's subsidiaries shall be deemed executive officers of the Company if they perform such policy-making functions for the Company.

     received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered by the Board in making this determination.

     3. (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

     4. The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

     5. The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (except where the payments are for electrical energy purchased or sold under a purchase or sale arrangement that is approved by a state or federal regulatory agency) in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        In addition, the Board has established the following guidelines to assist it in determining director independence:

        (i) For purposes of subsection (5) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Board need not consider former employment of the director or immediate family member.

        (ii) For purposes of subsection (5) above, contributions to tax exempt organizations shall not be considered "payments," provided, however, that, as required by the NYSE Rules, the Company will disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues.

        (iii) The following tax exempt relationships will not be considered to be material relationships that would impair a director's independence: if a Company director serves as an officer, director or trustee of a tax exempt organization, and the Company's annual tax exempt contributions to the organization are less than one percent of that organization's total annual tax exempt receipts. The Board will annually review all tax exempt relationships of directors.

        (iv) A transaction shall not be deemed material if it, together with all related transactions with the same director, does not involve more than $10,000 or involves only the reimbursement of expenses reasonably incurred by the director in connection with his or her services as a director of the Company.

        (v) For relationships not covered by the guidelines above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Board shall explain in the next proxy statement the basis for any Board determination that a relationship was not A material, identify the independent directors and explain the basis for the determination of independence.

        (vi) To facilitate implementation of the foregoing, each director shall provide to the Chairman of the Board a brief description of each relationship or transaction between such director and the Company. Relationships include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

                                                                      EXHIBIT B

                                 IDACORP, Inc.
                                Audit Committee
            Policy For Pre-Approval of Independent Auditor Services
                           Adopted February 4, 2004

BACKGROUND:
-----------

     The Sarbanes-Oxley Act of 2002, Section 10A(i) of the Securities Exchange Act of 1934, as amended, Regulation S-X Section 2-01(c) (7) and the Company's Audit Committee Charter require the Audit Committee to pre-approve all audit and permitted non-audit services provided to the Company by the independent auditor.

     In order to comply with these requirements, and to ensure both the appearance and certainty of independence on behalf of the independent auditors, the Audit Committee hereby establishes the following policies:

POLICY:
-------

I.   STATEMENT OF PRINCIPLES

     In addition to the audits of the Company's consolidated financial statements, the independent auditor may be engaged to provide Audit-Related Services, Tax Services and All Other Services. The Audit Committee is required to pre-approve all services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

     Any request to engage the independent auditor to provide a service which has not received general pre-approval shall be submitted as a written proposal to the Chief Financial Officer (CFO) with a copy to the General Counsel. Such request shall include a detailed description of the service to be provided, the proposed fee and the business reasons for engaging the independent auditor to provide the service. Upon approval by the CFO, the General Counsel and the independent auditor that the proposed engagement complies with the terms of this Policy and the applicable rules and regulations, the request shall be presented to the Committee or the Committee Chairman, as the case may be, for pre-approval.

     In determining whether to pre-approve the engagement of the independent auditor, the Committee or the Committee Chairman, as the case may be, shall consider, among other things, this Policy, applicable rules and regulations and whether the nature of the engagement and the related fees are consistent with the following principles, as stated in the SEC's adopting release for the rules on auditor independence:

     o the independent auditor cannot function in the role of management of the Company;

     o    the independent auditor cannot audit its own work;

     o the independent auditor cannot serve in an advocacy role on behalf of the Company.

     The appendices to this Policy describe the Audit, Audit-Related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.  DELEGATION

     The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee hereby delegates to the Chairman of the Committee pre-approval authority for proposed audit and audit-related services. The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. DEFINITIONS

     Audit Services: those services which only the independent auditor can reasonably provide, including tax services and accounting consultation necessary to perform an audit of the consolidated financial statements of the Company; services in connection with statutory and regulatory filings or engagements; statutory audits or financial audits for subsidiaries or affiliates; attest services, including attestation of management's report on internal controls; services associated with registration statements, periodic reports and other documents filed with or furnished to the Securities and Exchange Commission, including comfort letters, consents and assistance in responding to SEC comment letters; and consultations by the Company as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services which are Audit-Related Services and have been separately pre-approved).

     Audit-Related Services: assurances and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor including employee benefit plan audits; due diligence related to mergers, acquisitions or dispositions; accounting consultations and audits in connection with acquisitions or dispositions; internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation; consultations concerning financial accounting and reporting standards and consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services that are Audit Services and have been separately pre-approved); statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements; general assistance with the implementation of the requirements of Sarbanes-Oxley, SEC rules and NYSE listing standards; and agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

     Tax Services: tax compliance (preparation of original and amended tax returns, claims for refund and tax payment planning services); other tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities); tax planning.

     All Other Services: any other work that is not an Audit Service, Audit-Related Service or a Tax Service.

IV.  AUDIT SERVICES

     The annual Audit Services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     In addition to the annual Audit Services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit Services. The Audit Committee has pre-approved the

Audit Services listed in Appendix A. All Audit Services not listed in Appendix A must be separately pre-approved by the Audit Committee.

V.    AUDIT-RELATED SERVICES

      The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and has pre- approved the Audit-Related Services listed in Appendix B. All Audit-Related Services not listed in Appendix B must be separately pre-approved by the Audit Committee.

VI.   TAX SERVICES

      The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company without impairing the auditor's independence. The Audit Committee has pre-approved the Tax Services listed in Appendix C. All Tax Services not listed in Appendix C must be separately pre-approved by the Audit Committee.

VII.  ALL OTHER SERVICES

      The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other Services listed in Appendix D. Permissible All Other Services not listed in Appendix D must be separately pre-approved by the Audit Committee.

      A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit I. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VIII. FEE LEVEL REVIEW

      A fee level review for all services to be provided by the independent auditor will be periodically performed by the Audit Committee.

IX.   SUPPORTING DOCUMENTATION

      With respect to each proposed service, the independent auditor will provide detailed back-up documentation regarding the specific services to be provided. This documentation will be provided to the Audit Committee,

X.    PROCEDURES

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the independent auditor, the Chief Financial Officer and the General Counsel, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

EXHIBIT I

Prohibited Non-Audit Services
-----------------------------

     o Bookkeeping or other services related to the accounting records or financial statements of the Company

     o    Financial information systems design and implementation

     o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

     o    Actuarial services

     o    Internal audit outsourcing services

     o    Management functions

     o    Human resources

     o    Broker-dealer, investment adviser or investment banking services

     o    Legal services

     o    Expert services unrelated to the audit

                                                                      EXHIBIT C

                                CHARTER OF THE
                                AUDIT COMMITTEE
                  OF THE BOARD OF DIRECTORS OF IDACORP, INC.
                          ADOPTED AS OF JULY 17, 2003
            AND AMENDED AS OF NOVEMBER 20, 2003, NOVEMBER 18, 2004,
                     NOVEMBER 17, 2005 AND MARCH 16, 2006

                          I. PURPOSE OF THE COMMITTEE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of IDACORP, Inc. (the "Company") shall be to assist the Board in the oversight of the integrity of the Company's financial statements; compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent auditors; and the performance of the internal audit department. The Committee shall also prepare the Audit Committee report as required by the Securities and Exchange Commission ("SEC") to be included in the Company's proxy statement for the annual meeting of shareholders. The Committee shall report regularly to the Board.

                       II. COMPOSITION OF THE COMMITTEE

     The Committee shall be comprised of no fewer than three Directors. The Directors on the Committee shall meet the independence and other requirements of the New York Stock Exchange ("NYSE"), the Sarbanes-Oxley Act of 2002 ("SOX Act") and the rules promulgated by the SEC pursuant to the SOX Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Director meeting these requirements shall be referred to as an "Independent Director." Each member of the Committee must be "financially literate," as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise," as the Board interprets such qualification in its business judgment. One member of the Committee shall be an "audit committee financial expert" as that term is defined in the rules and regulations promulgated by the SEC pursuant to the SOX Act. No Director may serve as a member of the Committee if such Director serves on the audit committees of more than two other public companies, unless the Board expressly determines that such service would not impair said Director's ability to serve effectively on the Committee and such determination is disclosed in the Company's annual proxy statement.

     The members of the Committee shall be appointed annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of shareholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by unanimous written consent of the Board. No member of the Committee shall be removed from the Committee except by majority vote of the Independent Directors then in office or by unanimous written consent of the Board.

                 III. MEETINGS AND PROCEDURES OF THE COMMITTEE

     The Committee shall meet at least five times per year or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson on an annual basis. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

     The Committee may request that any Director, officer or employee of the Company, or other person whose advice and counsel is sought by the Committee, attend meetings of the Committee to provide such pertinent information as the Committee requests.

     The Committee shall deliver a report of each meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

     The Committee may delegate certain of its functions to one or more members of the Committee if permitted by law. Such member(s) shall report on all actions taken no later than at the next meeting of the Committee. The Committee's functions are the sole responsibility of the Committee and may not be allocated to a different committee.

                          IV. DUTIES OF THE COMMITTEE

   The Committee shall have the following duties and responsibilities:

                            A. Financial Reporting

     1. The Committee shall meet to review and discuss with management, the Company's independent auditors and the director of internal audit the following:

          (a) the Company's earnings press releases (with particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

          (b) the Company's annual audited financial statements and quarterly financial statements, including reviewing the specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

          (c) the critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements.

          (d) the development, selection and disclosure of critical accounting estimates included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (e) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles.

          (f) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

          (g) all alternative treatments of financial information within GAAP that have been discussed by the independent auditors and management, ramifications of the use of such alternatives and the treatment preferred by the independent auditors.

          (h) all material written communications between the independent auditors and management including but not limited to any management letter, schedule of unadjusted differences or management representation letter.

          (i) the effect of regulatory, tax, accounting and financial reporting initiatives or developments, as well as off-balance sheet structures, on the financial statements of the Company, including those proposed and/or adopted by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants or the Internal Revenue Service that may have a bearing on the Company.

          (j) the Chief Executive Officer and Chief Financial Officer periodic report certifications and disclosure required under the SOX Act and the rules promulgated by the SEC pursuant thereto.

     2. The Committee shall meet periodically with the Disclosure Committee to discuss any matters of concern arising from the Disclosure Committee's quarterly process to assist the Chief Executive Officer and Chief Financial Officer in their SOX Act Section 302 and 906 certifications.

     3.   The Committee shall prepare the Audit Committee Report, as required by
          Item 306 of Regulation S-K for inclusion in the Company's annual proxy statement.

     4. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements.

                            B. Independent Auditors

     1. The Committee shall be directly responsible for the appointment (subject to shareholder ratification), compensation, retention, and oversight of the work of any independent auditors engaged by the Company (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditors shall report directly to the Committee.

     2. The Committee shall review and have sole authority to approve the independent auditors' engagement plan, including the audit plan, scope, procedures and the engagement letter, including the proposed fees and terms contained therein, and monitor such plan's progress and results during the year.

     3. The Committee shall review and have sole authority to pre-approve all audit and, as provided in the SOX Act, all permitted non-audit engagements between the Company and the independent auditors and monitor such engagements' progress and results during the year.

          (a) The Committee may establish pre-approval policies and procedures for the engagement of the independent auditors.

          (b) The Committee may delegate to one or more designated members the authority to grant the pre-approvals required by this subsection. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full Committee at the next meeting of the Committee to occur after the grant of such approval.

          (c) The Committee shall request from the independent auditors written assurance that each non-audit service they are to provide to the Company is not a prohibited activity as described in Section 10A(g) of the Exchange Act, Rule 2-01(c)(4) of Regulation S-X or rules promulgated by the Public Company Accounting Oversight Board.

     4. The Committee shall obtain and review at least annually a report from the independent auditors describing:

          (a)  the independent auditors' internal quality-control procedures.

          (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

          (c) all relationships between the independent auditors and the Company, including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category.

     5. The Committee shall evaluate annually the independent auditors' qualifications, performance and independence. In this evaluation, the Committee shall take into account the opinions of management and the internal auditors. The Committee shall review and evaluate the lead partner of the independent auditors. The Committee shall present its conclusions to the Board.

     6. The Committee shall oversee the independence of the independent auditors by, among other things:

          (a) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence.

          (b) monitoring the rotation of audit partners to ensure that the independent auditors are considered independent under applicable rules and regulations.

          (c) setting clear hiring policies for employees or former employees of the independent auditors to ensure that the independent auditors are considered independent under applicable rules and regulations.

          (d) considering whether there should be a regular rotation of the independent auditors.

          (e) monitoring whether any improper influence is being asserted on the independent auditors engaged in the performance of the audit by officers or Directors of the Company, or any person acting under their direction.

     7. The Committee shall instruct the independent auditors that they are ultimately accountable to the Committee and the Board.

     8. The Committee shall review and discuss on a regular basis with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the independent auditors encountered in the course of any audit work, and management's response with respect thereto, any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

          (a) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise).

          (b) any communications between the audit team and the independent auditors' national office regarding auditing or accounting issues presented by the engagement.

          (c) any "management" or "internal control" letters issued, or proposed to be issued, by the independent auditors.

     9. The Committee shall review and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 100 relating to quarterly financial statements.

     10. The Committee shall obtain from the independent auditors their annual report and any other information pursuant to Section 10A of the Exchange Act.

     11. The Committee shall review with the full Board any issues that arise with respect to the performance and independence of the independent auditors.

                             C. Internal Controls

     1. The Committee shall review with the independent auditors, corporate compliance, internal audit and risk management, as applicable, the adequacy and effectiveness of the Company's internal controls pertaining to (i) the effectiveness and efficiency of operations, (ii) reliability of financial reporting and (iii) compliance with applicable law and regulations. The Committee's review of the Company's internal controls shall include a review of management's annual report on the Company's internal control over financial reporting, as well as the independent auditors' attestation report on management's assessment of the Company's internal control over financial reporting included in management's report, prior to the inclusion of such reports in the Company's annual report on Form 10-K.

     2. The Committee shall review with management the Company's internal controls, including major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct.

     3. The Committee shall review periodically with the Chief Executive Officer, Chief Financial Officer, the independent auditors and the internal auditor, the following:

          (a) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information.

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (c) any change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                      D. Legal and Regulatory Compliance

     The Committee shall:

          (a) periodically review with the Board issues that arise with respect to the Company's compliance with legal or regulatory requirements.

          (b) periodically review the Code of Business Conduct and Ethics for officers and employees and the code of Conduct for Directors (collectively the "Codes") to ensure they properly address accounting and auditing matters.

          (c) periodically review the training of employees, officers and directors on the Codes and the communication and support channels available to address compliance related to accounting and auditing matters.

          (d) establish criteria for immediate reports to the Chairperson of the Committee and receive summary reports of violations of the Codes and actions taken related to accounting and auditing matters.

                              E. Risk Management

     The Committee shall:

          (a) review and discuss with management guidelines and policies to govern the process by which management assesses and manages the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such risk.

          (b) review and concur in the appointment or removal of the Chief Risk Officer.

                               F. Internal Audit

     1.   The Committee shall:

          (a) annually review the Company's internal audit department including its organization and qualifications, the proposed audit plan for the coming year, the internal audit department's coordination efforts with the independent auditors, significant findings during the year, any difficulties experienced including access restrictions, changes in the audit plan and the independence of internal audit.

          (b) review and concur in the appointment or removal of the director of internal audit.

     2. The Committee shall review with the full Board any issues that arise with respect to the performance of the internal audit department.

     3. The Committee shall discuss with the independent auditors the responsibilities, budget and staffing of the Company's internal audit department.

                     G. Other Duties and Responsibilities

     The Committee shall:

          (a) provide for an open avenue of communications between the Board, the Committee, the internal auditors and the independent auditors, including periodic meetings with the director of internal audit, the independent auditors, the Chief Financial Officer and other members of management in separate executive sessions to discuss any matters that the Committee, these groups or individuals believe should be discussed privately with the Committee.

          (b) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          (c) perform such other functions as assigned to the Committee by law, the Company's Charter or By-laws, or the Board.

          (d) periodically review with the Chief Executive Officer, the Chief Financial Officer, the Disclosure Committee, and the internal auditor, the adequacy and effectiveness of the Company's disclosure controls and procedures.

                                  H. Funding

     Appropriate funding, as determined by the Committee, shall be provided by the Company for payment of compensation to the independent auditors employed by the Company for the purposes of preparing or issuing an audit report or performing other audit, permitted non-audit, review or attest services for the Company, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                        V. EVALUATION OF THE COMMITTEE

     The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance including but not limited to the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

     The Committee shall report to the Board the results of its evaluation, including any recommended amendment to this Charter and any recommended change to the Company's or the Board's policies or procedures.

               VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

     The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may engage and obtain the advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties. The Committee may retain and compensate these advisors without seeking Board approval. Appropriate funding, as determined by the Committee, shall be provided by the Company for payment of compensation to any outside legal, accounting or other advisors employed by the Committee.

                                 VII. GENERAL

     While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and in accordance with GAAP.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and that it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the member receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

[LOGO: IDACORP(R)]  Annual Meeting of Shareholders
                    Thursday, May 18, 2006
                    10:00 a.m. Local Time
                    Idaho Power Corporate Headquarters
                    1221 West Idaho Street
                    Boise, Idaho 83707

--------------------------------------------------------------------------------

                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

             TELEPHONE VOTING                        INTERNET VOTING                              VOTING BY MAIL
This method of voting is available      Visit the Internet voting website at         Simply mark, sign and date your proxy
for residents of the U.S. and           http://proxy.georgeson.com. Have your        card and return it in the postage-paid
Canada. On a touch tone telephone,      proxy card ready and follow the              envelope. If you are voting by telephone
call TOLL FREE 1-877-260-0389, 24       instructions on your screen. You will        or the Internet, please do not mail your
hours a day, 7 days a week. Have        incur only your usual Internet charges.      proxy card.
your proxy card ready, then follow      Available until 5:00 pm Eastern Time on
the prerecorded instructions. Your      May 17, 2006.
vote will be confirmed and cast as
you directed. Available until 5:00
pm Eastern Time on May 17, 2006.

                                        ----------------------------------           ----------------------------------
                                                                                     |                                |
                                                                                     |                                |
                                                                                     ----------------------------------

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

     Please mark votes
|X|  as in this example.

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS: Nominees:
                      FOR all nominees listed         WITHHOLD       2. To ratify the selection of         FOR   AGAINST   ABSTAIN
01 Gary G. Michael    (except as indicated to    authority to vote      Deloitte & Touche LLP as           [_]     [_]       [_]
02 Peter S. O'Neill       the contrary)          for all nominees       independent registered public
03 Jan B. Packwood                                                      accounting firm for the fiscal
                                 [_]                     [_]            year ending December 31, 2006.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below.

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                                           DATE: _____________________________

                                           ----------------------------------
                                           |                                |
                                           ----------------------------------
                                           Signature(s) in Box

                                           ----------------------------------
                                           |                                |
                                           ----------------------------------
                                           Signature of Joint Owner

[LOGO: IDACORP(R)]

                                                April 10, 2006
Dear Shareholders of IDACORP, Inc.:

It is our pleasure to invite you to attend the upcoming 2006 Annual Meeting of Shareholders of IDACORP, Inc. to be held on May 18, 2006, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year IDACORP, Inc. is asking you to elect three Directors and to ratify the selection of an independent registered public accounting firm for the fiscal year ending December 31, 2006.



YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

     /s/ Jon H. Miller              /s/ Jan B. Packwood
     -----------------              -------------------
     Jon H. Miller                  Jan B. Packwood
     Chairman of the Board          President and Chief Executive Officer


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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                                 IDACORP, Inc.
          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 18, 2006
P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O
X         Properly executed proxies will be voted as marked and, if not marked,
Y proxies received will be voted "For" proposal (1), to elect three Directors and "For" proposal (2), to ratify the selection of an independent registered public accounting firm for the fiscal year ending December 31, 2006.

          The undersigned hereby appoints Jan B. Packwood and Thomas R. Saldin, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting.

          Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

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                                                            | SEE REVERSE SIDE |
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